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Exhibit 23.1


CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements Forms S-8 No. 333-11299, No. 333-35287, No. 333-85575, No. 333-34320 and No.
333-52804 and Forms S-3 No. 333-92577, No. 333-36790 and No. 333-51914 of our
report dated December 12, 2000, with respect to the financial statements of Neomorphic, Inc. included in this current report on Form 8-K/A dated January 12, 2001.

                                            /s/ Ernst & Young LLP

Palo Alto, California
January 11, 2001